UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2013 (April 18, 2013)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On April 18, 2013, John P. Rijos, Co-President and Chief Operating Officer of Brookdale Senior Living Inc. (the "Company"), informed the Company that he will retire, effective June 15, 2013, after many years of service with the Company and its predecessors.  Mr. Rijos, who is a graduate of Cornell University and currently serves as a member of the Cornell University Council, began his career in the hospitality industry and had over 25 years of experience in the acquisition, development and operation of hotels and resorts before joining a predecessor of the Company in 2000.

Until the effective date of his retirement, Mr. Rijos will continue to serve in his current capacity with the Company and will assist in the orderly transition of his marketing, branding and operations responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	April 22, 2013	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Vice President, Co-General Counsel and Secretary